Exhibit 3.1(ii)

ARTICLES OF SHARE EXCHANGE

between

FARMERS AND MERCHANTS BANK OF FOWBLESBURG, MARYLAND

and

FARMERS AND MERCHANTS BANCSHARES, INC.

ARTICLES OF SHARE EXCHANGE is made and entered into this 20th day of October, 2016, by and between Farmers and Merchants Bank of Fowblesburg, Maryland, a Maryland banking corporation (the “Bank”), and Farmers and Merchants Bancshares, Inc., a Maryland corporation (the “Holding Company”).

THIS IS TO CERTIFY THAT:

FIRST:       The parties hereto have agreed that, at the Effective Time (as hereinafter defined), all of the issued and outstanding common stock, par value $10.00, of the Bank (each, a “Bank Share”) shall be acquired by, and exchanged for shares of common stock, par value $0.01 per share, of the Holding Company (each, a “Holding Company Share”) in a share exchange (“Share Exchange”) under the Maryland General Corporation Law. The Share Exchange shall be effective at the later of: (a) 12:01 a.m., Eastern Standard Time, on November 1, 2016; and (b) the time that these Articles of Share Exchange are accepted for record by the State Department of Assessments and Taxation of Maryland.

SECOND:      The state of incorporation of each party to these Articles of Share Exchange is as follows: (a) the Bank is a banking corporation organized under the laws of the State of Maryland; and (b) the Holding Company is a corporation organized under the laws of the State of Maryland.

THIRD:      The principal office of the Bank in Maryland is located in Baltimore County. The principal office of the Holding Company in Maryland is located in Carroll County.

FOURTH:      The total number of shares of capital stock which the Bank has authority to issue is 5,000,000 shares, all of which are shares of common stock with a par value of $10.00 per share, resulting in an aggregate par value of $50,000,000.

FIFTH:       The manner and basis of exchanging the stock to be acquired for stock or other consideration to be issued or delivered by or on behalf of the Holding Company shall be as follows:

Upon consummation of the Share Exchange provided by these Articles of Share Exchange, (a) each Bank Share issued and outstanding shall, without any action on the part of the holder thereof, be converted into the right to receive one Holding Company Share; (b) the one issued and outstanding Holding Company Share held by James R. Bosley, Jr. shall be canceled; and (c) the one Bank Share held by the Holding Company shall automatically and without further act be converted into the number of Bank Shares that were issued and outstanding as of the effective date of the Share Exchange (excluding such share held by the Holding Company).

SIXTH:      The terms and conditions of the transaction set forth in these Articles of Share Exchange were advised, authorized and approved by the Bank and the Holding Company in the manner and by the vote required by their respective charters and the laws of Maryland. The manner of approval by the Bank and the Holding Company of the transaction set forth in these Articles is as follows:

   (a)        The Board of Directors of the Bank adopted a resolution at a meeting held on August 15, 2016 which declared that the transaction set forth in these Articles of Share Exchange is advisable and directed that the transaction be submitted for consideration at a special meeting of the stockholders. The Share Exchange was approved by the stockholders of the Bank at a special meeting of stockholders held on October 18, 2016, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

   (b)        The Board of Directors of the Holding Company adopted a resolution at a meeting held on August 15, 2016 which declared that the transaction set forth in these Articles of Share Exchange is advisable and approved.

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IN WITNESS WHEREOF, the Bank and the Holding Company have caused these Articles of Share Exchange to be signed in their respective corporate names and on behalf of each such corporation by its President, and its corporate seal to be affixed and attested by its Secretary on the day and year first above written, and each such signatory does hereby acknowledge the same to be the act of such corporation, and that to the best of his knowledge, information and belief, all matters and facts stated herein are true in all material respects, this statement being made under the penalties of perjury.

ATTEST:	FARMERS AND MERCHANTS BANK
OF FOWBLESBURG, MARYLAND

/s/ Lynette Kitzmiller	By:	/s/ James R. Bosley, Jr.
Lynnette Kitzmiller, Secretary	Name:	James R. Bosley, Jr.
	Title	President & CEO

ATTEST:	FARMERS AND MERCHANTS BANCSHARES, INC.

/s/ Lynette Kitzmiller	By:	/s/ James R. Bosley, Jr.
Lynnette Kitzmiller, Secretary	Name:	James R. Bosley, Jr.
	Title:	President & CEO

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